UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2005

NAVARRE CORPORATION

(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7400 49th Avenue North, New Hope, MN 55428

(Address of principal executive offices)

Registrant’s telephone number, including area code: (763) 535-8333

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
SIGNATURES

Item 7.01. Regulation FD Disclosure

As previously reported, on June 1, 2005 Navarre Corporation and each of its wholly-owned subsidiaries (the “Company”), entered into a $165 million Third Amended and Restated Credit Agreement with General Electric Capital Corporation acting as agent. This credit agreement provides the Company with a six-year $115.0 million Term Loan B sub-facility, a $25.0 million six and one-half year Term Loan C sub-facility, and a five-year revolving sub-facility for up to $25.0 million. The entire $115.0 million of the Term Loan B sub-facility has been drawn since May 11, 2005 and the entire $25.0 million of the Term Loan C sub-facility was drawn at June 1, 2005. The revolving sub-facility of up to $25.0 million is available to the Company for its working capital and general corporate needs and has been undrawn since the credit facility was established.

On June 29, 2005 the Company prepaid $15.0 million of the Term Loan B sub-facility. This prepayment was made without penalty under the credit agreement. After making this prepayment, the Company believes it has sufficient liquidity to meet its working capital and general corporate needs.

The description of the credit agreement is qualified in its entirety by reference to the Third Amended and Restated Credit Agreement filed as Exhibit 10.2 to the Company’s May 17, 2005 Form 8-K, which is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: June 29, 2005	By:	/s/ JAMES G. GILBERTSON
		Name:	James G. Gilbertson
		Title:	Vice President and Chief Financial Officer